i3 VERTICALS REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS
Updates Acquisition Pipeline Outlook
NASHVILLE, Tenn. (February 10, 2020) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal first quarter ended December 31, 2019.

Highlights for the fiscal first quarter of 2020 vs. 2019
•Revenue was $41.1 million, a decrease of 52% over the prior year's first quarter. 2020 results reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.1
•Adjusted net revenue2, which excludes acquisition revenue adjustments and interchange and network fees, was $41.6 million, an increase of 41% over the prior year's first quarter.

•Net income was $1.9 million, a decrease of 17.7% over the prior year's first quarter.
•Adjusted EBITDA2 was $11.9 million, an increase of 38% over the prior year's first quarter.
•Adjusted EBITDA2 as a percentage of adjusted net revenue1 was 28.5%, compared to 29.0% in the prior year's first quarter.

•Diluted net loss per share available to Class A common stock was $(0.01), compared to diluted net income per share available to Class A common stock of $0.02 in the prior year's first quarter.
•Pro forma adjusted diluted earnings per share2, which gives pro forma effect to the Company's going forward effective tax rate, was $0.24, compared to $0.20 for the prior year's first quarter.

•Integrated payments3 were 55% of payment volume for the three months ended December 31, 2019.
•At December 31, 2019, the ratio of consolidated debt-to-EBITDA, as defined in the Company's Senior Secured Credit Facility, was 2.85x.

1.Effective October 1, 2019, our revenues are presented net of interchange and network fees in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. This change in presentation affected our reported revenues and operating expenses for the three months ended December 31, 2019, by the same amount and had no effect on our income from operations.
2.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
3.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.

Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased with our first quarter performance and excited about our growth – both from our recent acquisitions as well as our solid internal growth. Our increased presence within the Public Sector vertical continues to be a driver for us and is a focus for the Company moving forward.

“We continue to invest in our products, and our technology team is delivering solutions across all our verticals to meet the needs of our customers’ markets. As a result, our sales teams are seeing increased momentum in their channels. We anticipate our product development will continue to be streamlined, which we believe will produce growth across our current footprint and help us expand into new verticals.
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IIIV Reports First Quarter 2020 Financial Results

February 10, 2020
“At the same time, we will continue to pursue acquisitions that complement our strategy. We have consistently noted that our goal is to deliver strong growth from a mix of acquisitions and organic growth. Our pipeline is strong, and we have several signed term sheets for acquisitions that would enhance our existing business. We are excited about our future deal opportunities,” concluded Daily.
Revised 2020 Outlook
The Company is providing the following revised outlook for the fiscal year ending September 30, 2020:

(in thousands, except per share amounts)	Outlook Range
	Fiscal year ending September 30, 2020
Adjusted net revenue(1) (non-GAAP)	$162,000	-	$166,000
Adjusted EBITDA (non-GAAP)	$46,000	-	$48,000
Adjusted diluted earnings per share(2) (non-GAAP)	$0.91	-	$0.97
_______________________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. For the revised 2020 outlook, the Company has removed the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.
2.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “Revised 2020 Outlook” above, reconciliation of adjusted net revenue, adjusted EBITDA and adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call
The Company will host a conference call on Tuesday, February 11, 2020, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (929) 477-0324 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on February 11, 2020, through February 18, 2020, by dialing (719) 457-0820 and entering Confirmation Code 8962025.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a
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IIIV Reports First Quarter 2020 Financial Results

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reconciliation of those measures to the most directly comparable GAAP measures is included on pages 9 through 11 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers seamlessly integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, the public sector, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $14.0 billion in total payment volume for the 12 months ended December 31, 2019.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (ii) competition in the Company's industry and the ability to compete effectively; (iii) the dependence on non-exclusive distribution partners to market the Company's products and services; (iv) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (v) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (vi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (vii) reliance on third parties for significant services; (viii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (ix) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (x) the ability to successfully identify acquisition targets and thereafter to complete and effectively integrate those acquisitions into the Company's services; (xi) potential degradation of the quality of the Company's products, services and support; (xii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xiii) the Company's ability to successfully manage its intellectual property; (xiv) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xv) risks related to laws, regulations and industry standards; (xvi) the Company's indebtedness and potential increases in its indebtedness; (xvii) operating and financial restrictions imposed by the Company's senior secured credit
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IIIV Reports First Quarter 2020 Financial Results

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facility; and (xviii) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2019. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(615) 988-9890
cwhitson@i3verticals.com

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IIIV Reports First Quarter 2020 Financial Results

February 10, 2020
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended December 31,
	2019	2018	% Change

Revenue	$41,111	$84,868	(52)%

Operating expenses
Interchange and network fees	—	55,829	(100)%
Other costs of services	12,918	9,790	32%
Selling general and administrative	19,287	12,516	54%
Depreciation and amortization	4,655	3,552	31%
Change in fair value of contingent consideration	154	(349)	(144)%
Total operating expenses	37,014	81,338	(54)%

Income from operations	4,097	3,530	16%

Interest expense, net	2,014	914	120%

Income before income taxes	2,083	2,616	n/m

Provision for income taxes	149	265	(44)%

Net income	1,934	2,351	n/m

Net income attributable to non-controlling interest	2,083	2,173	n/m
Net (loss) income attributable to i3 Verticals, Inc.	$(149)	$178	(184)%

Net (loss) income per share available to Class A common stock(1):
Basic	$(0.01)	$0.02
Diluted	$(0.01)	$0.02
Weighted average shares of Class A common stock outstanding(1):
Basic	14,233,785	8,812,630
Diluted	14,233,785	9,903,168

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IIIV Reports First Quarter 2020 Financial Results

February 10, 2020
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended December 31,
	2019	2018	% Change

Adjusted net revenue (non-GAAP)	$41,624	$29,570	41%
Adjusted EBITDA (non-GAAP)	11,859	8,578	38%
Pro forma adjusted diluted earnings per share (non-GAAP)	$0.24	$0.20	20%

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2019	2018

Payment volume(1)	$3,839,118	$2,943,849
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

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IIIV Reports First Quarter 2020 Financial Results

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i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	As of and for the Three Months Ended December 31, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$27,465	$14,056	$(410)	$41,111

Operating expenses
Other costs of services	12,113	1,215	(410)	12,918
Selling general and administrative	6,322	7,936	5,029	19,287
Depreciation and amortization	2,947	1,539	169	4,655
Change in fair value of contingent consideration	(1,206)	1,360	—	154
Income (loss) from operations	$7,289	$2,006	$(5,198)	$4,097

Payment volume	$3,635,056	$204,062	$—	$3,839,118

	As of and for the Three Months Ended December 31, 2018
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$77,702	$7,166	$—	$84,868

Operating expenses
Interchange and network fees	54,364	1,465	—	55,829
Other costs of services	9,396	394	—	9,790
Selling general and administrative	6,091	2,987	3,438	12,516
Depreciation and amortization	2,782	661	109	3,552
Change in fair value of contingent consideration	(319)	(30)	—	(349)
Income (loss) from operations	$5,388	$1,689	$(3,547)	$3,530

Payment volume	$2,804,139	$139,710	$—	$2,943,849

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IIIV Reports First Quarter 2020 Financial Results

February 10, 2020
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	December 31,	September 30,
	2019	2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$335	$1,119
Accounts receivable, net	14,412	15,335
Settlement assets	—	—
Prepaid expenses and other current assets	5,003	4,117
Total current assets	19,750	20,571

Property and equipment, net	5,129	5,026
Restricted cash	1,932	2,081
Capitalized software, net	14,779	15,454
Goodwill	166,413	168,284
Intangible assets, net	104,874	107,419
Deferred tax asset	30,137	28,138
Other assets	4,172	2,329
Total assets	$347,186	$349,302

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	4,530	3,438
Current portion of long-term debt	—	—
Accrued expenses and other current liabilities	21,205	21,560
Settlement obligations	—	—
Deferred revenue	10,376	10,237
Total current liabilities	36,111	35,235

Long-term debt, less current portion and debt issuance costs, net	132,291	139,298
Long-term tax receivable agreement obligations	23,204	23,204
Other long-term liabilities	7,385	9,124
Total liabilities	198,991	206,861

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2019 and September 30, 2019	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 14,497,777 and 14,444,115 shares issued and outstanding as of December 31, 2019 and September 30, 2019, respectively	1	1
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 12,921,637 and 12,921,637 shares issued and outstanding as of December 31, 2019 and September 30, 2019, respectively	1	1
Additional paid-in-capital	84,855	82,380
Accumulated deficit	(1,753)	(2,309)
Total Stockholders' equity	83,104	80,073
Non-controlling interest	65,091	62,368
Total equity	148,195	142,441
Total liabilities and stockholders' equity	$347,186	$349,302

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IIIV Reports First Quarter 2020 Financial Results

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i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2019	2018

Net cash provided by operating activities	$7,484	$6,072
Net cash used in investing activities	$(1,782)	$(22,026)
Net cash (used in) provided by financing activities	$(6,635)	$16,270

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports First Quarter 2020 Financial Results

February 10, 2020
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2019	2018
Net income (loss) attributable to i3 Verticals, Inc.	$(149)	$178
Net income attributable to non-controlling interest	2,083	2,173
Non-GAAP Adjustments:
Provision for income taxes	149	265
Non-cash change in fair value of contingent consideration(1)	154	(349)
Equity-based compensation(2)	2,124	951
Acquisition revenue adjustments(3)	513	531
Acquisition-related expenses(4)	262	360
Acquisition intangible amortization(5)	3,721	2,905
Non-cash interest expense(6)	100	233
Other taxes(7)	54	3
Non-GAAP pro forma adjusted income before taxes	9,011	7,250
Pro forma taxes at effective tax rate(8)	(2,253)	(1,812)
Pro forma adjusted net income(9)	$6,758	$5,438
Cash interest expense, net(10)	1,914	681
Pro forma taxes at effective tax rate(8)	2,253	1,812
Depreciation and internally developed software amortization(11)	934	647
Adjusted EBITDA	$11,859	$8,578
________
1.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
2.Equity-based compensation expense consisted of $2,124 and $951 related to stock options issued under the Company's 2018 Equity Incentive Plan during the three months ended December 31, 2019 and 2018, respectively.
3.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
4.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
5.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
6.Non-cash interest expense reflects amortization of deferred financing costs.
7.Other taxes consist of franchise taxes, commercial activity taxes and other non-income based taxes. Taxes related to salaries or employment are not included.
8.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2019 and 2018, based on blended federal and state tax rates, considering the Tax Reform Act for 2018.
9.Pro forma adjusted net income assumes that all net income during the period is available to the Class A common stockholders.
10.Cash interest expense, net represents all interest expense recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of deferred financing costs.
11.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
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IIIV Reports First Quarter 2020 Financial Results

February 10, 2020
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended December 31,
	2019	2018
Diluted net (loss) income available to Class A common stock per share	$(0.01)	$0.02
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	$0.24	$0.20
Pro forma adjusted net income(2)	$6,758	$5,438
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	28,364,844	27,116,974
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income assumes that all net income during the period is available to the Class A common stockholders. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 12,921,637 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,209,422 shares of unvested Class A common stock and options for the three months ended December 31, 2019.

i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Adjusted Net Revenue
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2019	2018
Revenue	$41,111	$84,868
Acquisition revenue adjustments(1)	513	531
Interchange and network fees	—	(55,829)
Adjusted Net Revenue	$41,624	$29,570
__________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
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